Exhibit 5.1

[Amit, Pollak, Matalon & Co. Letterhead]

March 19, 2015

SteadyMed Ltd.

5 Oppenheimer Street

Rehovot 76701

Israel

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Israeli counsel to SteadyMed Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering (the “Offering”) by the Company on a Registration Statement on Form S-1 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the issuance and sale of 4,700,000 Ordinary Shares, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company (the “Offering Shares”), plus up to 705,000 Ordinary Shares subject to an over-allotment option granted by the Company to the underwriters of the Offering (the “Additional Shares,” and together with the Offering Shares, the “Shares”).

This opinion is being furnished in connection with the requirements of Item 16 of Form S-1 and Items 601(b)(5) and (b)(23) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In so acting, we have examined such originals or copies of corporate documents and have made such investigation of matters of fact and law as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied, without independent investigation, upon statements and certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion. We have also assumed that the underwriting agreement relating to the Offering (the “Underwriting Agreement”) will be duly authorized, executed and delivered by all parties thereto (other than the Company).

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that, when the Registration Statement has been declared effective by the Commission pursuant to the Securities Act and the Board of

Directors of the Company determines the price per share of the Shares and the final number thereof to be issued pursuant to the Underwriting Agreement, (i) the issuance of the Shares will have been duly authorized by all necessary corporate action by the Company and (ii) the Shares, when issued and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinions set forth herein are further subject to the following:

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement and the prospectus that forms a part thereof. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours,

/s/ Amit, Pollak, Matalon & Co.
Amit, Pollak, Matalon & Co.